Form 551 Prescribed by:
JON HUSTED
OHIO SECRETARY OF STATE
Toll Free: (877) SOS-FILE (877-767-3453)
Central Ohio: (614) 466-3910
www.OhioSecretaryofState.gov
busserv@OhioSecretaryofState.gov
File online or for more information: www.OHBusinessCentral.com

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (**Two business day processing time. Requires an additional $100.00**)
P.O. Box 1390
Columbus, OH 43216

Certificate of Merger
Filing Fee: $99
(154-MER)
Forms Must Be Typed

In accordance with the requirements of Ohio law, the undersigned corporations, banks, savings banks, savings and loan associations, limited liability companies, partnerships, limited partnerships and/or limited liability partnerships, desiring to effect a merger, set forth the following facts

I. (Surviving) Entity
A. Name of Entity Surviving the Merger: Forest City Enterprises, Inc.

B. Name Change: As a result of this merger, the name of the surviving entity has changed to the following

(Complete only if name of surviving entity is changing through the merger)

C. The surviving entity is a **(Please check the appropriate box and fill in the appropriate blanks)**

1. ☒ **Domestic (Ohio entity)** ☐ **Foreign (Non-Ohio Entity)**

Ohio
Jurisdiction of formation

2. Charter/Registration/License Number 289329
(If licensed in Ohio as domestic or foreign)

3. ☒ For-Profit Corporation

☐ Nonprofit Corporation

☐ For-Profit Limited Liability Company

☐ Nonprofit Limited Liability Company

☐ Partnership

☐ Limited Partnership

☐ Limited Liability Partnership

II. CONSTITUENT ENTITY
Provide the name, Ohio charter/license/registration number, type of entity, jurisdiction of formation, for each entity merging **out of existence. (If this is insufficient space to reflect all merging entities, please attach a separate sheet listing the additional merging entities).**

Entity Name	Ohio Charter/License/ Registration Number	Jurisdiction of Formation	Type of Entity
FCE Merger Sub, Inc.	2428065	Ohio	Corporation

III. MERGER AGREEMENT ON FILE
The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the merger agreement upon written request

Forest City Enterprises, Inc.
Name

Terminal Tower, 50 Public Square, Suite 1100
Mailing Address

City	State	Zip Code
Cleveland	Ohio	44113

IV. EFFECTIVE DATE OF MERGER

This merger is to be effective on 12/31/2015 at 11:59 pm (The date specified must be on or after the date of the filing. If no date is specified, the date of filing will be the effective date of the merger).

V. MERGER AUTHORIZED
Each constituent entity has complied with the laws under which it exists and the laws permit the merger. The agreement of merger is authorized on behalf of each constituent entity and each person who signed the certificate on behalf of each entity is authorized to do so.

VI. STATEMENT OF MERGER
Upon filing this Certificate of Merger, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VII. STATUTORY AGENT - To be filed ONLY if the surviving entity is a foreign entity not licensed in Ohio.
If the surviving entity is a foreign entity **NOT** licensed to transact business in Ohio, provide the name and address of a statutory agent upon whom any process, notice or demand may be served.

Name

Mailing Address

City State Zip Code

VIII. AMENDMENTS
If a domestic corporation, limited liability company or limited partnership survives the merger, any amendments to the entity's articles of incorporation, articles of organization, or certificate of limited partnership of the surviving domestic entity shall be filed with the certificate of merger.

☐ Amendments are attached ☒ No Amendments

IX. REQUIREMENTS OF CORPORATIONS MERGING OUT OF EXISTENCE
If a domestic corporation or foreign corporation licensed to transact business in Ohio is a constituent entity and the surviving entity is not a domestic corporation or foreign corporation to be licensed in Ohio, the certificate of merger must be accompanied by the affidavits, receipts, certificates, or other evidence required by division (H) of section 1701.86 division (G) of section 1702.47 of the Revised Code with respect to each domestic constituent corporation, and/or by the affidavits, receipts, certificates, or other evidence required by division (C) or (D) of section 1703.17 of the Revised Code with respect to each foreign constituent corporation licensed to transact business in Ohio.

X. QUALIFICATION OR LICENSE OF FOREIGN SURVIVING ENTITY
A surviving foreign entity that wishes to qualify in Ohio as part of the merger must file an additional form, as listed below, but no additional filing fee is required.

Foreign Qualifying Corporation - Form 530A or B and Certificate of Good Standing
Foreign Notice (if qualifying entity is a foreign bank, savings bank, or savings and loan association) - Form 552
Foreign Qualifying Limited Liability Company - Form 533B
Foreign Qualifying Limited Partnership - Form 531B
Foreign Qualifying Limited Liability Partnership - Form 537 and Evidence of Existence in Jurisdiction of Formation

The undersigned constituent entities (constituent entities include all merging and surviving entities) have caused this certificate of merger to be signed by their duly authorized officers, partners and representatives.

Forest City Enterprises, Inc.
Name of entity

By: [signature]
Signature

Its: David J. LaRue, President and Chief Executive Officer
Title

FCE Merger Sub, Inc.
Name of entity

By: [signature]
Signature

Its: David J. LaRue, President and Chief Executive Officer
Title

Name of entity

By:
Signature

Its:
Title

An authorized representative of each constituent corporation, partnership, or entity must sign the merger certificate (ORC 1701.81(A), 1702.43 (A), 1705.38(A), 1776.70(A), 1782.433(A)). this includes all merging and surviving entities.